Exhibit 10.1

SOFTWARE ASSET TRANSFER AGREEMENT

(with A/P Assumption and Resale Proceeds Sharing)

This Software Asset Transfer and Co-Use/Co-Development Agreement (this “Agreement”) is made entered into as of February 1, 2026 (the “Effective Date”) by and between iPower Inc., a Nevada corporation (“IPW”), and Global Product Marketing Inc., a Nevada corporation (“GPM”). IPW and GPM may be referred to individually as a “Party” and collectively as the “Parties.”

1. Definitions

1.1 “Original Software” means the software currently owned/held by GPM as of the Effective Date, including all source code, object code, repositories, scripts, build files, configuration files, databases/schema (to the extent transferable), Documentation, and related materials described on Schedule 1.

1.2 “Software Assets” means (a) the Original Software and (b) all intellectual property rights therein and thereto, including copyrights, trade secrets, and all rights to sue for past and future infringement/misappropriation (to the extent assignable), together with all copies and embodiments.

1.3 “Documentation” means user guides, technical documentation, specifications, and related materials for the Software.

1.4 “New Developments” means any new code, enhancements, bug fixes, modules, features, or derivative works of the Original Software created, authored, or developed (in whole or in part) by or for IPW and/or GPM after the Effective Date.

1.5 “Development Period” means the five (5) year period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date.

1.6 “Vendor Payables” means the accounts payable obligations currently recorded on GPM’s books that relate to the Original Software and are owed to third-party vendors identified on Schedule 2.

1.7 “Resale” means any sale, resale, assignment, transfer, license, or sublicense by GPM to a third party that includes delivery or distribution of any portion of the source code of the Original Software, or delivery of the Original Software for on-premise/self-hosted deployment by such third party.

1.8 “Services Revenue” means amounts received for services, including SaaS/hosted access fees, subscription fees for hosted use, implementation services, customization, integration, support, maintenance, training, consulting, hosting fees, and usage-based service charges—to the extent not primarily consideration for delivery/licensing of the Original Software source code.

1.9 “Resale Proceeds” means the gross amounts (cash or non-cash) received or receivable by GPM from a Resale that are attributable to the code license/sale/transfer itself, excluding (i) Services Revenue and (ii) sales/VAT taxes collected and remitted.

2. Transfer and Assignment of Software Assets (GPM → IPW)

2.1 Assignment. As of the Effective Date, GPM hereby irrevocably assigns, transfers, and conveys to IPW all of GPM’s right, title, and interest in and to the Software Assets, free and clear of any liens created by GPM (other than standard open-source license obligations disclosed on Schedule 3, if any).

3. Vendor Payables (A/P) Assumption and Transition

3.1 Assumption by IPW. As between the Parties, IPW shall assume and be responsible to pay the Vendor Payables listed on Schedule 2, in the amounts and to the vendors shown thereon (as such amounts may be updated to reflect invoices received for pre-Effective-Date work).

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3.2 No Expansion. Vendor Payables assumed under this Section 3 are limited to those specifically listed on Schedule 2 (as updated for invoice accuracy) and do not include unrelated GPM payables.

4. Co-Use Licenses Granted Back to GPM

4.1 Perpetual License to Original Software. In consideration of the transfer in Section 2 and the Parties’ ongoing relationship, IPW hereby grants GPM a worldwide, perpetual, irrevocable, royalty-free, non-exclusive license to use, reproduce, modify, create derivative works of, compile, deploy, and commercially exploit the Original Software, including, but not limited to, operating it internally and making it available to customers as a service (including SaaS).

4.2 Contractors. GPM may provide access to the Original Software/New Developments to its employees and contractors solely to support GPM’s permitted use, provided such parties are bound by written confidentiality obligations at least as protective as this Agreement and GPM remains responsible for compliance.

5. Co-Development; Ownership of New Developments

5.1 Co-Development Intent. The Parties intend to collaborate on the further development of the Software during the Development Period. Each Party may propose enhancements and participate in planning, testing, and development as mutually agreed.

5.2 Ownership. As between the Parties, GPM shall own all right, title, and interest in and to all New Developments created or developed by GPM, including all intellectual property rights therein.

5.3 No Obligation to Develop. Unless the Parties agree otherwise in writing, nothing in this Agreement obligates either Party to deliver any particular New Developments or meet any development schedule.

6. Resale of Original Software Code; 50% Proceeds to IPW (Services/SaaS Excluded)

6.1 Revenue Share Trigger. If GPM engages in a Resale of the Original Software to any third party, then GPM shall pay to IPW an amount equal to fifty percent (50%) of Resale Proceeds related to the original software.

6.2 Services/SaaS Exclusion. For clarity, Services Revenue is excluded from Resale Proceeds. Providing hosted/SaaS access to the Software without delivering/distributing source code does not constitute a Resale and does not trigger any payment under this Section 6.

6.3 Mixed Deals Allocation. If a transaction includes both (a) a Resale component and (b) services (including SaaS), GPM shall allocate consideration between Resale Proceeds and Services Revenue in good faith and consistently with its customary revenue recognition practices, and shall provide IPW a reasonable written summary of the allocation upon request.

7. Confidentiality and Protection of Source Code

Each Party shall protect the other Party’s non-public source code and technical information using at least reasonable care and shall not disclose it except as permitted by this Agreement. This Section does not restrict disclosure required by law, provided the disclosing Party gives prompt notice (to the extent legally permitted).

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8. Warranty Disclaimer

THE SOFTWARE ASSETS, ORIGINAL SOFTWARE, NEW DEVELOPMENTS, AND ANY DOCUMENTATION ARE PROVIDED “AS IS” AND “AS AVAILABLE.” TO THE MAXIMUM EXTENT PERMITTED BY LAW, IPW DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. IPW DOES NOT WARRANT THAT THE SOFTWARE WILL BE ERROR-FREE OR UNINTERRUPTED.

9. Limitation of Liability

TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT. EXCEPT FOR PAYMENT OBLIGATIONS UNDER SECTIONS 3 (VENDOR PAYABLES) AND SECTION 6 (RESALE PROCEEDS SHARE), EACH PARTY’S TOTAL LIABILITY SHALL NOT EXCEED $200,000.

10. Arbitration Only; No Lawsuits

10.1 Exclusive Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the State of California, Orange County, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

10.2 Waiver of Court Litigation. The Parties waive any right to litigate any dispute in court or to a jury trial.

10.3 Limited Court Filings Only to Support Arbitration. Notwithstanding Section 10.2, either Party may file in a court of competent jurisdiction solely to (a) compel arbitration if necessary, and/or (b) confirm or enforce the arbitration award. The Parties agree not to litigate the merits of any dispute in court.

11. Miscellaneous

11.1 Entire Agreement. This Agreement constitutes the entire agreement regarding the subject matter and supersedes prior discussions on the Software Assets and licenses.

11.2 Amendments. Any amendment must be in writing and signed by both Parties.

11.3 Assignment. Neither Party may assign this Agreement without the other Party’s prior written consent, except to a successor in connection with a merger or sale of substantially all assets.

11.4 Counterparts; E-Sign. Counterparts and electronic signatures are permitted.

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[Signature Page]

IN WITNESS WHEREOF, the Parties have each executed this Stock Purchase Agreement as of the Effective Date.

iPower Inc. (IPW)

By:  /s/ Chenlong Tan

Name: Chenlong Tan

Title: Chief Executive Officer

Date: 02/01/2026

Global Product Marketing Inc. (GPM)

By:   /s/ Chenlong Tan

Name: Chenlong Tan

Title: Chief Executive Officer

Date:  02/01/2026

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Schedule 1 — Description of Original Software and Deliverables

•	Existing eCommerce SRP and FRP.

Schedule 2 — Vendor Payables

•	Total approximately $125,300.

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